UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 2, 2016
Date of Report (Date of earliest event reported)

__________________
THE RUBICON PROJECT, INC.
(Exact name of registrant as specified in its charter)
 __________________

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
(Address of principal executive offices, including zip code)

(310) 207-0272
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On November 2, 2016, The Rubicon Project, Inc., or the Company, issued a press release announcing financial results for its fiscal quarter ended September 30, 2016. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.
On November 2, 2016, the Company announced a workforce reduction of 125 employees, or approximately 19%, of its workforce. The Company expects to complete this action and incur pre-tax charges of approximately $4.0 million in cash expenditures for one-time employee-termination benefits during the fourth quarter of 2016. The reduction in force is expected to reduce future employee-related costs on an annual basis by approximately $18.0 million. In addition, the Company implemented non-headcount related operating expense cost control initiatives that it anticipates will provide additional savings of approximately $12.0 million annually, for a total of $30 million in annualized cost reductions.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit Number	Description
99.1	Press release dated November 2, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date:	November 2, 2016	By:	/s/ David Day
David Day
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated November 2, 2016